UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 7, 2006 (August 9, 2006)

THE HARTCOURT COMPANIES, INC.
(Exact name of registrant as specified in its charter)

UTAH	001-12671	87-0400541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 Yong Teng Plaza, 1065 Wuzhong Road, Shanghai, China 201103
(Address of principal executive offices, including zip code)

(86 21) 5152 1577
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 9, 2006, the Company filed the 10KSB/A for the year ended Dec 31, 2003. Subsequent to the change of financials for the year ended Dec 31, 2003, the previously filed financials statements for the year ended Dec 31, 2004 and transitional period ended May 31, 2005 should no longer be relied upon. As such, the Company’s independent accountant restated the financial statements and independent auditor report for the year ended Dec 31, 2004 and transitional period May 31, 2005.

The restated financial statements and independent audit report for the transitional period ended May 31, 2005 is furnished herewith.

Item 9.01. Financial Statements and Exhibits.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
The Hartcourt Companies, Inc.

We have audited the accompanying consolidated balance sheet of The Hartcourt Companies, Inc., a Utah Corporation (the “Company”) as of May 31, 2005 and the related consolidated statement of operations, consolidated stockholders’ equity and comprehensive income and consolidated statement of cash flows for the transitional period ended May 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Hartcourt Companies, Inc as of May 31, 2005 and the results of its operations and its cash flows for the transitional period ended May 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $64,874,414 as of May 31, 2005 and negative cash flow from operations amounting $1,256,734 for the transitional period ended May 31, 2005. These factors as discussed in Note 2 to the financial statements, raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 28, the financial statements for the transition period ended May 31, 2005 have been restated.

/s/ Kabani & Company, Inc.
KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Huntington Beach, California
August 2, 2005 except for note 2, 3, 13, 17, 23, and 27 which are as of August 28, 2006

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - RESTATED
May 31, 2005

ASSET

CURRENT ASSETS
Cash and cash equivalents	$1,369,914
Restricted Cash	1,558,630
Accounts receivable, net	2,655,199
Inventories, net	3,638,674
Notes receivable, net	483,793
Advances to suppliers	1,586,540
Prepaid expenses and other assets	2,028,722
Due from related party	331,892

TOTAL CURRENT ASSETS	13,653,364

PROPERTY & EQUIPMENT - NET	461,041

INVESTMENTS	60,412

INTANGIBLE ASSET
Goodwill	2,990,475

TOTAL ASSETS	$17,165,292

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Bank loans	$1,800,278
Loan from employees	1,058,828
Accounts payable	1,122,902
Advance from customers	3,363,180
Accrued expenses and other current liabilities	3,434,945
Due to shareholders	260,807
Due to related party	205,370

TOTAL CURRENT LIABILITIES	11,246,310

MINORITY INTERESTS	429,939

The accompanying notes form an integral part of the consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - RESTATED
May 31, 2005
(-Continued-)

SHAREHOLDERS' EQUITY
Preferred Stock:
Original preferred stock, $0.01 par value, 1,000 shares
authorized, issued and cancelled	-
Class A preferred stock, 10,000,000 shares authorized,
none issued and outstanding	-

Common stock:
$0.001 par value, 239,999,000
authorized, 193,738,462 common shares
issued and outstanding	193,739
Additional paid in capital	70,303,423
Treasury stock, at cost, 48,728 shares	(48,728)
Other comprehensive income	(84,977)
Accumulated deficit	(64,874,414)

TOTAL SHAREHOLDERS' EQUITY	5,489,043

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$17,165,292

The accompanying notes form an integral part of the consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Five Month Periods Ended May 31
	2005	2004
		(Unaudited) RESTATED
Net sales	$19,677,794	$29,160,027
Cost of sales	18,440,692	27,550,867

Gross profit	1,237,102	1,609,160

Operating expenses:
Selling, general and administrative	862,216	1,002,917
Depreciation and amortization	29,764	23,006
Total operating expenses	891,980	1,025,923

Income from continuing operations
before other income/(expenses) & minority interest	345,122	583,237

Other income/(expense):
Interest expense	(199,566)	(194,619)
Interest income	46,756	89,175
Other	94,476	127,279
Total other income/(expense)	(58,334)	21,835

Income from continuing operations before minority interest	286,788	605,072

Less: Minority Interest	(138,453)	(531,134)

Income before discontinued operations & income tax	148,335	73,938

Discontinued operations:
Gain from discontinued operations	-	554,753
Gain on disposal of discontinued operations	53,125	-
Income before income tax	201,460	628,691

Income tax	78,378	82,670

NET INCOME	$123,082	$546,021

The accompanying notes form an integral part of the consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS CONTINUED
	For the Five Month Periods Ended May 31
	2005	2004
		(Unaudited) RESTATED
BASIC AND DILUTED EARNINGS/(LOSSES)
PER COMMON SHARE:

Earnings from continuing operations	$0.001	$0.000
Earnings from discontinued operations	$0.000	$0.003
Earnings per share	$0.001	$0.003

Basic and fully diluted (weighted average)	191,503,585	175,597,691

The accompanying notes form an integral part of the consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY - RESTATED
FOR THE FIVE MONTHS PERIOD ENDED May 31, 2005 AND 2004 (Unaudited)

	Common Stock		Preferred Stock		Additional Paid In	Common Stock Subscriptions	Treasury Stock		Other Compre-hensive	Accumulated	Total Shareholders'
	Shares	Amount	Shares	Amount	Capital	Receivable	Shares	Amount	Loss	Deficit	Equity
Balance - December 31, 2004	171,658,757	$171,659	--	--	$69,631,389	--	48,728	$(48,728)	$(84,977)	$(64,997,496)	$4,671,847

Share issued for consulting services	5,900	6	--	--	1,485	--	--	--	--	--	1,491
Shares issued for compensation	387,777	388	--	--	62,918	--	--	--	--	--	63,306
Shares issued for acquisition of Control Tech	19,588,875	19,589	--	--	1,939,299	--	--	--	--	--	1,958,888
Shares issued for private offering	25,642,857	25,643	--	--	999,357	--	--	--	--	--	1,025,000
Treasury shares received	--	--	--	--	--	--	23,545,704	(2,354,571)	--	--	(2,354,571)
Cancellation of treasury shares	(23,545,704)	(23,546)	--	--	(2,331,025)	--	(23,545,704)	2,354,571	--	--	--
Net income	--	--	--	--	--	--	--	--	--	123,082	123,082

Balance -May 31,2005	193,738,462	$193,739	--	--	$70,303,423	--	48,728	$(48,728)	$(84,977)	$(64,874,414)	$5,489,043

The accompanying notes form an integral part of the consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY - RESTATED
FOR THE FIVE MONTHS PERIOD ENDED MAY 31, 2005 AND 2004 (Unaudited)
(continued)

	Common Stock		Preferred Stock		Additional Paid In	Common Stock Subscriptions	Treasury Stock		Compre-hensive	Accumulated	Total Shareholders'
	Shares	Amount	Shares	Amount	Capital	Receivable	Shares	Amount	Loss	Deficit	Equity
Balance - December 31, 2003	171,157,104	$171,157	1,000	$10	$68,338,297	$(1,842,326)	48,728	$(48,728)	$(85,582)	$(51,624,284)	$14,908,544

Shares issued for consulting services	239,200	239	--	--	88,761	--	--	-	--	--	89,000
Shares issued for compensation	115,426	116	--	--	61,135	--	--	-	--	--	61,251
Shares issued for executions of cashless option	841,270	841	--	--	(841)	--	--	-	--	--	--
Shares issued for acquisition of Challenger Group	6,824,748	6,825	--	--	3,787,735	--	--	-	--	--	3,794,560
Subscriptions receivable	--	--	--	--	--	1,386,382	--	-	--	--	1,386,382
Net income	--	--	--	--	--	--	--	-	--	546,021	546,021

Balance -May 31, 2004 (Unaudited)	179,177,748	$179,178	1,000	$10	$72,275,087	$(455,944)	48,728	$(48,728)	$(85,582)	$(51,078,263)	$20,785,758

The accompanying notes form an integral part of the consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Five Month Periods Ended May 31
	2005	2004
		(Unaudited) RESTATED
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$123,082	$546,021

Adjustments to reconcile net income to
net cash provided by (used in) operating activities:
Gain on disposal of assets	(53,125)	-
Gain on disposal of property and equipment	-	(97,925)
Depreciation	29,764	23,006
Unrealized investment gain	-	(554,753)
Minority interest	138,453	531,134
Stock issued for services and compensations	64,797	150,251
Changes in operating assets and liabilities:
Accounts receivable	2,587,196	(187,200)
Advances to suppliers	2,205,387	(934,341)
Inventories	(556,986)	32,233
Prepaid expenses and other receivables	(549,546)	(1,915,897)
Accounts payable	(323,725)	(20,934)
Accrued expenses and other current liabilities	362,356	411,417
Advances from customers	(5,284,387)	3,656,205

NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES	(1,256,734)	1,639,217

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment	(13,613)	(44,583)
Proceeds on disposal of property and equipment	-	53,104
Proceeds on disposal of assets pending for sale	789,441	-
Cash acquired in acquisition of a subsidiary	59,670	-
Dividends paid to minority investors of a subsidiary	-	(325,662)
Cash paid for investments	-	(731,186)
Proceeds on notes receivable, net	-	339,351

NET CASH PROVIDED BY (USED IN)
INVESTING ACTIVITIES	835,498	(708,976)

See accompanying notes to consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(continued)

	For the Five Month Periods Ended May 31
	2005	2004
		(Unaudited) RESTATED
CASH FLOWS FROM FINANCING ACTIVITIES

Payments to related parties-net	$(118,216)	$(397,907)
Proceeds on sale of common stock	1,025,000	-
Proceeds on stock subscriptions	-	1,386,382
Proceeds /(repayment) on loans and lines of credit-net	248,049	(134,400)
Proceeds (payments) on notes payable-net	-	(828,094)
Payment of SEC disgorgement	(1,108,535)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	46,298	25,981

NET (DECREASE)/INCREASE IN CASH & CASH EQUIVALENT	(374,938)	956,222

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	1,744,852	823,639

CASH AND CASH EQUIVALENTS - END OF PERIOD	$1,369,914	$1,779,861

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

SUPPLEMENTAL DISCLOSURE OF CASHFLOWS

Cash paid for interest	$128,500	$100,938
Cash paid for income taxes, net of refund received	40,837	34,240

NON-CASH INVESTING AND FINANCING ACTIVITIES
In Conjunction with acquisition of subsidiaries
Fair value of net assets acquired	879,879	--
Cash paid for acquisitions (net of cash acquired)	(59,670)	--
Fair value of shares issued for acquisition	1,958,888	--

See accompanying notes to consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2005 AND 2004

NOTE 1    GENERAL

The Hartcourt Companies, Inc. ("Hartcourt" or "the Company") is incorporated in the State of Utah in September 1983. It was originally known as Stardust, Inc. ("Stardust"). Stardust acquired all of the outstanding shares of Hartcourt Investments, a Nevada corporation, for 6,110,337 shares of Stardust common stock in a reverse merger which occurred on November 5, 1994. Subsequent to the acquisition, Stardust changed its name to The Hartcourt Companies, Inc.

The Company is a business development company specializing in the Chinese Information Technology market.

As of May 31, 2005, the Company owns 100% of three (3) British Virgin Island (“BVI”) incorporated companies: (1) Hartcourt China Inc., (2) Hartcourt Capital Inc., and (3) AI-Asia Inc. All three of these BVI subsidiaries are holding companies for assets located in China.

As of May 31, 2005, the Company owns 51% equity interest in Shanghai Huaqing Corporation Development Ltd. Huaqing is located in Shanghai, China. As the Chinese laws may prohibit foreign companies involved in the distribution industry, Hartcourt, uses its employees, as nominee to hold the shares of Huaqing.

As of May 31, 2005, Hartcourt Capital Inc. owns 90% equity interest in Control Tech Electronics (Shanghai) Co., Ltd. Control Tech is located in Shanghai, China.

As of May 31, 2005, Hartcourt Capital Inc. owns 100% of Hartcourt Hi-Tech Investment (Shanghai) Inc. while Hartcourt Hi-Tech Investment (Shanghai) Inc., use its employees as nominees, owns 100% of Shanghai Jiumeng Information Technology Co., Ltd. These two companies are located in Shanghai, China.

As of May 31, 2005, AI-Asia, Inc., the third holding company, owns 100% equity of AI-Asia (Shanghai) Information Technology, Inc of China (“AI”), located in Shanghai, China.

During the five months period ended May 31, 2005, the Company acquired 90% equity interest in Control Tech Electronics (Shanghai) Co., Ltd. (See Note #3, Acquisition and Investments).

During the five months period ended May 31, 2005, the Company disposed of two (2) subsidiaries, Beijing Challenge Group and Shanghai Guowei Science and Technology Ltd. (See Note # 14, Discontinued Operations).

The Company changed its fiscal year end for financial reporting purposes from a calendar year end to the twelve months period commencing June 1 and ending May 31.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2005 AND 2004

NOTE 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - RESTATED

a)    Basis of Consolidation

Per Statement of Financial Accounting Standard (SFAS) #141, all business combinations will be accounted for by the purchase method. Acquisitions were recorded as purchases in accordance with Accounting Principles Board Opinion No. 16 (APB #16), “Business Combinations”, as modified, and the purchase prices were allocated to the assets acquired, and liabilities assumed based upon their estimated fair value at the purchase date. The excess purchase price over the net asset value has been recorded as goodwill and is included in intangibles in the accompanying balance sheet. The operating results of the acquired entities are included in the Company’s consolidated financial statements from the dates of acquisition.

All material inter-company balances and transactions have been eliminated in consolidation.

b)    Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)    Cash and Cash Equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents. As Hartcourt’s business activities are located in China, substantial amounts of cash are deposited in foreign banks located in China, which do not have the protection programs similar to that of the US (FDIC).

d)    Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

e)    Advances to suppliers

The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured.

f)    Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to there market value, if lower.

g)    Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over useful lives of 5 to 40 years. The cost of assets sold or retired and the related amounts of accumulated depreciation are removed from the accounts in the year of disposal. Any resulting gain or loss is reflected in current operations. Assets held under capital leases are recorded at the lesser of the present value of the future minimum lease payments or the fair value of the leased property. Expenditures for maintenance and repairs are charged to operations as incurred.

h)    Intangible Assets

The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

i)    Impairment of Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of May 31, 2005, there were no significant impairments of its long-lived assets used in operations.

j)    Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue is recognized at the date of shipment to customers or service have been rendered when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

k)    Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

l)    Stock-Based Compensation

The Company accounts for stock-based compensation plans under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, “Accounting for stock issued to employees” (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The company uses the intrinsic value method prescribed by APB25 and has opted for the disclosure provisions of SFAS No.123.

m)    Foreign Currencies Translation

Assets and liabilities in foreign currency are recorded at the balance sheet date at the rate prevailing on that date. Items of income statement are recorded at the average exchange rate. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of the Company is Chinese Renminbi.

 n)    Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

The Company’s financial instruments consists of primarily cash, accounts receivable, notes and other receivables, investments, advances, accounts payable and accrued expenses, notes payable and loans payable, and other current liabilities which approximates fair value because of the relatively short maturity of those instruments.

o)    Basic and diluted earning per share

Earning per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net earning per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net earning per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

p)    Statement of Cash Flows

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

q)    Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure about Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company’s consolidated financial statements as the Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company’s assets are located in People's Republic of China.

r)    Going Concern

As shown in the accompanying consolidated financial statements, the Company incurred accumulated losses of $64,874,414 and $64,997,496 as of May 31, 2005 and December 31, 2004, respectively. Negative cash flows from the operations of $1,256,734 and $7,119,947 were noted for the five months period ended May 31, 2005 and years ended December 31, 2004, respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has taken certain restructuring steps to provide the necessary capital to continue its operations. These steps included: 1) acquire profitable operations through issuance of equity instruments, 2) disposal of unprofitable or unfavourable return-on-investment operations, 3) the settlement of certain matters of litigation and/or disputes. The Company has planned to continue actively seeking additional funding and restructure the acquired subsidiaries to increase profits and minimize the liabilities.

s)    Recently Issued Accounting Standards

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006. The Company is in process of evaluating if the adoption of this standard will have any material impact on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods ‘financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between “retrospective application” of an accounting principle and the “restatement” of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on the Company's consolidated financial position or results of operations.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

In March 2006, FASB issued SFAS 156 "Accounting for Servicing of Financial Assets" this Statement amends FASB Statement No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, with respect to the accounting for separately recognized servicing assets and servicing liabilities.

This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose "Amortization method" or "Fair value measurement method" for each class of separately recognized servicing assets and servicing liabilities.

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

NOTE 3    ACQUISITION AND INVESTMENTS - RESTATED

Acquisition

During the five months period ended May 31, 2005, the Company, via its BVI subsidiary, Hartcourt Capital, Inc., acquired Control Tech, located and operated in China. Control Tech is the distributor of video and audio conference products in mainland China. On November 1, 2004, the Company signed a definitive agreement to purchase a 90% equity interest in Control Tech for a total consideration of $1.96 million. Pursuant to the definitive purchase agreement, the purchase price was to be paid by the issuance of 8,516,902 shares of the Company’s common stock at a value of 0.23 per share. On February 25, 2005, the Company completed all legal procedures to acquire 90% of the capital stock of Control Tech. Due to Company’s share price decline, the purchase price was revised as $1.96 million payable in 19,588,875 shares of Company’s common stock.

A summary of Control Tech assets acquired, liabilities assumed and consideration for is as follows:

Amount
Current assets	$2,416,288
Good will	1,079,009
Property & equipment	113,343
Current liabilities	(1,551,988)
Minority Interest	(97,764)

$1,958,888
Consideration paid:
Common Stock	$1,958,888

Pro forma income statements for the Company in relation to the acquisition of Control Tech for five month periods ended May 31, 2005 and May 31, 2004 are as follows:

	For the Five Month Periods Ended May 31
	2005	2004
Net sales	$19,971,240	$31,003,714
Cost of sales	18,578,626	28,861,139
Gross profit	1,392,614	2,142,575
Operating expenses	1,097,368	1,309,128
Income from continuing operations before other income/(expense) & minority interest	295,246	833,447
Other income/(expenses)	(56,208)	21,835
Income from continuing operations before minority interest	239,038	855,282
Less: Minority Interest	133,678	531,134
Income before discontinued operations & income tax	105,360	324,148
Gain on disposal of discontinued operations	53,125	554,753
Income before income tax	158,485	878,901
Income tax	78,378	100,555
Net income	$80,107	$778,346

Pursuant to the agreement, the consideration shares will be released within three years by installment, based on the performance results of Control Tech.

Pursuant to the agreement, the vendors provide guarantees to the Company that if they are unable to meet the revenue and net profit target during the three years after acquisition, the purchase consideration shall be adjusted proportionally.

Pursuant to the agreement, the Company provides guarantees to the vendors that if the average closing price of Hartcourt shares for the 20 trading days immediately prior to the expiry of the First Restricted Year, the Second Restricted Year and the Third Restricted Year respectively is below US$0.10, then the Vendors have the right to request the Purchaser to procure the Company to issue and allot to the Vendors additional new Hartcourt Shares.

Other investments

The following is a summary of investments under the cost method as of May 31, 2005:

Investment in First Information	$223,816
Investment in Shanghai Jin’an Fuhuaqi	60,412

Total investment	284,228

Provision on other investment	(223,816)

Investments, net	$60,412

a) Investment in First information Technology Inc. (“First information”)

During year 2004, Hartcourt China, Inc disposed its 58.53% owned subsidiary, Hopeful Internet Technology Limited in exchange for the 10.5% (1,050 shares at value of $0.001 each, amounted to US$223,816) interest in First information Technology Inc., a BVI company. A 100% provision was proposed based on the review of its carrying value and its fair value.

b) Investment in Shanghai Jin’an Fuhuaqi

During year 2004, Huaqing, a 51% owned subsidiary, invested US$60,412 to a local enterprise for 10% equity interest. No provision was made for such investment.

NOTE 4    CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 5    RESTRICTED CASH

Cash of US$1,558,630 were pledged to the bank as collateral for bank bills of US$1,558,630 as of May 31, 2005.

NOTE 6    ACCOUNTS RECEIVABLE

Accounts receivable as of May 31, 2005 consisted of the following:

Amount

Accounts receivables	$2,798,109
Less: allowance for doubtful accounts	(142,910)

Net	$2,655,199

Three major customers accounted for 24% and 46% of the net revenue for the five month period ended May 31, 2005 and May 31, 2004, respectively. At May 31, 2005, the total receivable balance due from these three customers was $305,870.

NOTE 7    NOTES RECEIVABLE

Notes receivables as of May 31, 2005 are summarized as follows:

Amount
Notes receivable from Beijing Challenge Group, non-interest bearing, 4 installment payments, secured by one shareholder of Beijing Challenge Group (see Note 13, Discontinued Operations)	$610,289

Less: provisions	(126,496)
Notes receivables, net	483,793

Summary of notes receivable:

Current portion	483,793
Non-current portion	--

Total	$483,793

NOTE 8    INVENTORIES

Inventories as of May 31, 2005 consisted of the following:

Amount

Monitors	$1,281,475
Laptops	385,573
Video-conferences	1,806,422
Audio-conferences	117,345
Others	54,497
Less: provisions for obsolete inventories	(6,638)

Net	$3,638,674

NOTE 9    ADVANCES TO SUPPLIERS

This amount represents the advances paid by Huaqing a 51% owned subsidiary to Samsung of $1,586,540 .

Samsung, the Company’s key vendor supplied 92% and 98% of the Company’s purchase for the five month period ended May 31, 2005 and 31 May 2004, respectively. The Company made prepayments to Samsung to purchase inventory as required by Samsung. The prepayment balance was $1,586,540 at May 31, 2005.

NOTE 10           RECEIVABLES FROM A RELATED PARTY

Receivables from related parties as of May 31, 2005 represent amount due from Huaqing (51% owned subsidiary)’s minority shareholders pursuant to business transactions in the ordinary course. . All the balances are unsecured, interest free and payable on demand.

NOTE 11           RELATED PARTY TRANSACTIONS

Following related parties transactions incurred in five months period ended May 31, 2005:

a)
During the five months period ended May 31, 2005, Huaqing, a 51% owned subsidiary of the Company, sold $594,049 monitors and laptops to its minority shareholder (Shanghai Chengqing Electronics Co., Ltd., formerly known as Shanghai Huaqing Economic Development Co., Ltd).

b)
During the five months period ended May 31, 2005, Control Tech, a 90% owned subsidiary of the Company, purchased $81,946 video and audio conferences accessories from its minority shareholder (Beijing Control Tech Co., Ltd.) pursuant to business transactions in the ordinary course.

c)	During the five months period ended May 31, 2005, Hartcourt issued 387,777 shares of our common stock valued at $63,305 to its officers, employees and all directors in lieu of cash compensation.

NOTE 12   PROPERTIES AND EOUIPMENT

The balances of Company property and equipment as of May 31, 2005 are summarized as follows:

Amount
Building	$236,612
Office equipment and computers	139,394
Furniture and fixtures	2,254
Vehicle	234,453

612,713
Less: accumulated depreciation	(151,672)

Property and equipment, net	$461,041

NOTE 13   INTANGIBLES - RESTATED

Goodwill resulting from the acquisition amounted to as per follows, as of May 31, 2005:

Goodwill Arising from acquisition of Huaqing	$1,911,466
Goodwill Arising from acquisition of Control Tech	1,079,009

Total	$2,990,475

NOTE 14   DISCONTINUED OPERATIONS

1)    Beijing Challenge Group

In December 2004, the Board of Directors of Hartcourt authorized the sale of entire 51% equity interest in Beijing Challenger Group ("Challenger") due to adverse market environment and the declining Hartcourt share price. We reached agreements with the minority shareholders of Challenge that Hartcourt will not have any control in Challenge effective from January 1, 2005 by sale the 51% Hartcourt equity back to its original owners in a combination of cash and stock transaction where Challenge shareholders will return 6,824,748 shares of Hartcourt common stock and notes with net value of 490,289. As of May 31, 2005, Hartcourt had received all consideration shares and the notes. The consideration shares had been returned for cancellation.

2)    Shanghai Guowei Science and Technology Ltd.

In December 2004, the Board of Directors of Hartcourt authorized the sale of entire 50.5% equity interest in Shanghai Guowei Science and Technology Ltd. due to adverse market environment. We reached agreements with the minority shareholders of GuoWei that Hartcourt will not have any control in Guowei effective from January 1, 2005 by selling the 50.5% of Hartcourt equity back to its original owners in a combination of cash and stock transaction where GuoWei shareholders paid cash consideration of $789,441 and returned 2,951,800 shares of Hartcourt common stock. As of May 31, 2005, we had received the share and all cash consideration. The consideration shares had been returned for cancellation.

Gain on disposal of discontinued operations

	Guowei	Challenge	Total

Net book value	$1,031,496	$1,172,764	$2,204,260
Less: disposal consideration	(1,084,621)	(1,172,764)	(2,151,135)

Gain on disposal of discontinued operations	$53,125	$--	$53,125

NOTE 15   BANK LOANS

Amount
Short-term loan from local bank, interest rate of 6.696% per annum, maturity at February 8, 2006, secured by a third party	$241,648

Notes payable to local bank, interest free, maturity on various dates from June 21 to June 28, 2006, fully secured by cash deposit of US$1,558,630	1,558,630

Total	$1,800,278

NOTE 16   LOAN FROM EMPLOYEES

Huaqing, a 51% owned subsidiary of the Company, issued short-term bond to its employees to raise additional working capital. The bond is 8% interest bearing and payable at December 31, 2005.

NOTE 17   ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES - RESTATED

Accrued expenses and other current liabilities as of May 31, 2005 are summarized as follows:

Amount

Accrued officers and employees compensations	$221,147
Accrued directors’ compensations	9,583
Accrued interest	138,079
Accrued professional fees	439,117
Tax payables	202,669
Amount due to employees	1,798,887
Other current liabilities	625,463

Total	$3,434,945

NOTE 18   DUE TO SHAREHOLDERS

Amount

Due to Alan Phan, former CEO (a)	$30,871
Due to Enlight (b)	150,000
Due to Chateau D’orly (b)	79,936

Total	$260,807

(a)    Alan Phan incurred expenses of $30,871 on behalf of Hartcourt during 2003 while acted as a consultant to the Company.
(b)    The Company signed stock purchase agreements with Enlight Corporation Ltd. ("Enlight") and Chateau D'orly Ltd. ("Chateau") to raise working capital for its operation in the years 2002 and 2003, respectively. There is $150,000 of dispute between Hartcourt and Englight with respect to the agreement. The stock purchase contract with Chateau is not fully executed and there is $79,936 outstanding.

NOTE 19   DUE TO A RELATED PARTY

The amount due to a related party as of May 31, 2005 represents amount due to Control Tech (90% owned subsidiary)’s minority shareholder pursuant to business transactions in the ordinary course. Payable to a related party is unsecured, interest free and with no fixed term of repayment.

NOTE 20   MINORITY INTEREST

The amount represents the minority shareholders' interest in Huaqing, a 51% subsidiary, and Control Tech, a 90% subsidiary.

NOTE 21   COMMITMENTS AND CONTINGENCIES

a) Employment Agreements

The current senior management consists of a Chief Executive Officer (“CEO”) and an interim Chief Financial Officer (“CFO”). Each of the Company’s executive employment agreements stipulate that senior executives, CEO and interim CFO of the Company, can be terminated without causes with a written notice of 90 days or less. This clause can be a potential contingency to the Company in light of the fact that the Company is a public trading company and may be required for higher standards of corporate governance.

Effective from June 1, 2004, Carrie Hartwick was added to her responsibilities as President and CFO the responsibility of CEO. The new employment agreement was signed on March 9 2005. The compensation is US$150,000 payable in equal monthly installment of US$12,500 cash. During the five months period ended May 31, 2005, Ms Carrie Hartwick received $25,000 cash for her compensation and the remaining $37,500 had not yet paid to Ms Hartwick.

Ms Hartwick was granted an option to purchase 15 million shares of common stock at 0.09 per share.

On January 5, 2005, the Company appointed Mr. Richard Hyland as Interim Chief Financial Officer, Ms. Carrie Hartwick, Chief Executive Officer relinquished her duties as CFO on the same date. Mr. Richard Hyland’s Employment Agreement includes an annual base salary of $20,000, payable by equal monthly installment of US$833 cash and US$833 worth of the Company’s common shares on the first day of each month. The average 20 days trading price of the Company’s common shares prior to the first day of each month will be used to calculate this compensation amount. In addition, Mr. Hyland was granted 100,000 stock options at $0.15 per share.

On April 11, 2005, Mr. Hyland resigned from the position of Interim Chief Financial Officer due to cultural and language barriers working in China as well as his inability to commit the necessary time in Shanghai, the location of Hartcourt headquarters. The Board of Directors appointed Carrie Hartwick as Interim Chief Financial Officer, effective April 14, 2005. Mr. Richard Hyland received $2,765 cash and 21,509 shares of Hartcourt common stock valued at $2,765 for his compensation up to April 11, 2005.

b) Operating Leases

The Company leases its offices and facilities under long-term, non-cancelable lease agreements expiring at various dates through May 31, 2005. The non-cancelable operating lease agreements provide that the Company pays certain operating expenses applicable to the leased premises according to the Chinese Law. Rental expense for the five months ended May 31, 2005 and 2004 were $60,194 and $34,865, respectively.

The future minimum annual lease payments required under the operating leases are as follows:

Year Ending May 31	Payments

2006	$226,863
2007	166,128
2008	80,974

Total future lease payments	$473,965

c) Legal Proceedings

Securities and Exchange Commission v. The Hartcourt Companies, Inc., et al., United States District Court for the Central District of California Case No. CV03-3698LGB (PLAX)

The SEC filed a complaint for alleged securities violations by Hartcourt. The complaint alleges that Hartcourt illegally used a SEC Form S-8 Registration Statement in 1999 to improperly raise capital, and that false and misleading press releases were issued by us from September 9, 1999 through November 18, 1999. The SEC was initially seeking disgorgement from the Company of approximately $821,000 in civil penalties and interest, as well as an injunction against future security law violations.

On March 11, 2005, the U.S. District Court for the Central District of California entered the Final Judgment in this case. The court found that in 1999, the Company violated Sections 5 and 17(a) of The Securities Act of 1933 and Rule 10b-5 under the Securities Exchange Act of 1934 in connection with sales of securities using a Form S-8 Registration Statement. The court issued an order directing that civil penalties be imposed against the Company in the amount of $275,000. The court also ordered that the amount of $819,363 from the stock sales be disgorged and that the Company be enjoined from future violations of the securities laws. The Company has fully accrued the amount in the accompanying financial statements. As of April 14, 2005, the Company has paid off the entire $1.1 million judgment to the SEC.

John A. Furutani vs. The Hartcourt Companies, Inc.

John A. Furutani, Hartcourt’s former attorney, filed a complaint against the Company for alleged breach of contract in the amount of $54,441 arising out of legal representation of the Company and its co-defendant Alan Phan with respect to the SEC litigation. As of May 31, 2005, both parties had reach out of court settlement and Hartcourt had fully paid the consideration as agreed on out-of court settlement on July 1, 2005.

d) Guarantee

Huaqing, a 51% owned subsidiary, provides guarantee to Hangzhou Huaqing Monitor Technology Co., Ltd. for bank loan of US$6,449,275 as of May 31, 2005. Of which, US$2,536,231 are pledged by the inventories of Huaqing. As of May 31, 2005, Huaqing had a balance due to Hangzhou Huaqing Monitor Technology Co., Ltd. of US$3,228,949. The bank loan will mature on various date from December 05, 2005 to April 06, 2006. Huaqing’s bank guarantee will expire upon the repayment of the loan by Hangzhou Huaqing Monitor Technology Co., Ltd.

NOTE 22   SHAREHOLDERS’ EQUITY

a) Capitalization

The total number of shares of stock which the Company has the authority to issue is 250,000,000 consisting of 239,999,000 shares of common stock, $0.001 par value, 1,000 shares of original preferred stock, $0.01 par value (the Original Preferred Stock), and 10,000,000 shares of Class A preferred stock. The total number of shares of the Company’s common stock issued and outstanding as of May 31, 2005 and May 31, 2004 are 193,738,462 and 179,177,748 respectively.

b) Original Preferred Stock

Until December 31, 2010, with respect to the election of directors, holders of Original Preferred Stock are entitled to elect the number of directors which constitutes three-fifths of the authorized number of members of the Board of Directors and, if such three-fifths is not a whole number, then the holders of Original Preferred Stock are entitled to elect the nearest higher whole number of directors.

The holders of Original Preferred Stock are entitled to convert each share of Original Preferred Stock into 1,000 shares of paid and non-assessable common stock. The original preferred shares are owned by the Former Chief Executive Officer of the Company.

In the event of liquidation, dissolution, or winding up of the affairs of the Company whether voluntary or involuntary, the holders of record are entitled to be paid the full par value of Original Preferred Stock. The holders of shares of Original Preferred Stock are not entitled to receive any dividends.

On July, 14, 2004, the founder of Hartcourt, Dr. Alan V Phan, converted his 1,000 shares of Original Preferred Stock into 2,000,000 shares of Hartcourt common stock. After the conversion, no Original Preferred Stock was outstanding as of May 31, 2005.

c) Class A Preferred Stock

The 10,000,000 shares of authorized and un-issued Class A Preferred Stock may be split with such designations, power, preferences and other rights and qualifications, limitations and restrictions thereof as the Company’s Board of Directors elects for a given series. No shares have been issued.

d) Common Stock Issued for Cash

On March 29, 2005, the Company entered into a share purchase agreement to issue and sell 8,500,000 shares of common stock in an offshore transaction under Regulation S of the Securities and Exchange Commission to five Chinese investors at $0.05 per share for total gross proceeds of $425,000. Total proceeds of $425,000 had been fully received as of April 30, 2005.

On March 29, 2005, we entered into a share purchase agreement to sell 17,142,857 shares of our common stock in an offshore transaction under Regulation S to Ever Growth Holdings Ltd. at $0.035 per share for total gross proceeds of $600,000. Total proceeds of $425,000 had been fully received as of April 30, 2005.

e) Common Stock Issued for Services

During the five months period ended May 31, 2005, Hartcourt issued 5,900 shares of common stock valued at $1,491 to a consultant for consulting services rendered in 2004.

f) Common Stock Issued for compensation

During the five months period ended May 31, 2005, Hartcourt issued 387,777 shares of our common stock valued at $63,306 to our officers, employees and directors in lieu of cash compensation.

g) Common Stock Issued for Warrants

During five months period ended May 31, 2005, no common stock was issued for warrants.

h) Common Stock Issued for Stock Options

During the five months period ended May 31, 2005, no common stock was issued for stock options.

i) Common stocks issued for investment and acquisition

During the five months period ended May 31, 2005, Hartcourt issued 19,588,875 shares of our common stock in connection with the acquisition of Control Tech.

j) Cancellation of shares

During the five months period ended May 31, 2005, Hartcourt entered into agreements with Guangdong New HuaSun and Shenzhen Raiser, pursuant to which we redeemed 13,769,156 shares of Harcourt’s common stock held by New HuaSun, New HuaSun redeemed a 45% equity interest, and Hartcourt released Shenzhen Raizer of its obligation on a $3,403,150 promissory note payable to Hartcourt. Hartcourt received and cancelled 13,769,156 shares of our common stock in connection with the rescission of acquisition agreement with Wenzhou Zhongnan Group.

During the five months period ended May 31, 2005, Hartcourt received and cancelled 6,824,748 shares of our common stock in connection with the rescission of acquisition agreement with Beijing Challenge Group.

During the five months period ended May 31, 2005, Hartcourt received and cancelled 2,951,800 shares of our common stock in connection with the disposal of Shanghai Guowei Science and Technology Co., Ltd.

NOTE 23   INCOME TAXES - RESTATED

At May 31, 2005, the Company had net operating losses for tax purposes of approximately $5,157,000. The net operating loss carry forward may be used to reduce taxable income through the year 2019.

The gross deferred tax asset balance as of May 31, 2005 was $3,305,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forward cannot reasonably be assured. Components of deferred tax asset are as follows:

May 31, 2005

Net operating loss	$3,305,000
Less: valuation allowance	(3,305,000)
$--

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Operations:

December 31, 2004

Tax expense (credit) at statutory rate-federal	(34)%
State tax expense net of federal tax	(6)
Changes in valuation allowance	40
Foreign income tax	33
Tax expense at actual rate	33%

Income tax expense for the five months period ended May 31, 2005 is $78,378, consists of tax on income of the Company’s subsidiary in China.

NOTE 24   STOCK OPTION PLAN AND WARRANTS

a) Stock Option Plan

In April 1995, the Company adopted a stock option plan (the Plan) to attract and retain qualified persons for positions of substantial responsibility as officers, directors, consultants, legal counsel, and other positions of significance to the Company, the Plan provides for the issuance of both Incentive Stock Options and Non-Qualified Stock Options. The Plan, which is administered by the Board of Directors, provides for the issuance of a maximum of 2,000,000 options to purchase shares of common stock at the market price thereof on the date of grant. Such options are generally exercisable over a 10-year period from the date of grant. Each option lapses 90 days after the optionee has terminated his continuous activity with the Company, except that if his continuous activity with the Company terminates by reason of his death, such option of the deceased optionee may be exercised within one year after the death of such optionee. Options granted under the Plan are restricted as to sale or transfer. All options granted at not less than fair value at the date of grant and have terms of 10 years. The stock option plan adopted in year 1995 expired in March 2005 pursuant to its terms.

The board of directors has proposed a new stock option plan in year 2005 to attract and retain qualified persons for positions of substantial responsibility as officers, directors, consultants, legal counsel, and other positions of significance to the Company. The 2005 plan provides for the issuance of for the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock-related awards and performance awards that may be settled in cash, stock, or other property. The total number of shares of our common stock that may be subject to awards under the 2005 plan is equal to 35,000,000 shares, plus (i) the number of shares with respect to which awards previously granted under the 2005 Plan that terminates without the issuance of the shares or where the shares are forfeited or repurchased; (ii) with respect to awards granted under the 2005 Plan, the number of shares which are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award and (iii) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the 2005 Plan. Unless earlier terminated by our Board of Directors, the 2005 plan will terminate on the earlier of (1) ten years after the later of (x) its adoption by our Board of Directors, and (y) the approval of an increase in the number of shares reserved under the 2005 plan by our Board of Directors (contingent upon such increase being approved by our shareholders) and (2) such time as no shares of our common stock remain available for issuance under the 2005 plan and we have no further rights or obligations with respect to outstanding awards under the 2005 plan. Options granted under the Plan are restricted as to sale or transfer.

The 2005 stock option plan is pending for 2005 shareholders meeting approvals.

The following table summarizes the activity of stock options:

	Number of Shares	Weighted Average Exercise Price

Shares under option at December 31, 2003	11,300,000	$0.34
Granted	-	-
Exercised	1,000,000	$0.10
Expired	-	-
Cancelled	-	-

Shares under option at May 31, 2004	10,300,000	$0.31
Granted	3,000,000	$0.3
Exercised	-	-
Expired	3,000,000	$0.38
Cancelled	3,000,000	$0.48

Shares under option at December 31, 2004	7,300,000	$0.28
Granted	20,300,000	$0.09
Exercised	-	-
Expired	-	-
Cancelled	-	-

Shares under option at May 31, 2005	27,600,000	$0.14

All stock options issued to employees have an exercise price not less than the market value of the Company’s common stock on the date of grant, and in accordance with the accounting for such options utilizing the intrinsic value method there is no related compensation expense recorded in the Company’s financial statements.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for the five months period ended May 31, 2005, as follows ($ in thousands, except per share amounts) :

	Five months period ended
	2005	2004
		(in thousands $)
Net income - as reported	$123	$29
Stock-Based employee compensation expense included in reported net income, net of tax	--	--
Total stock-based employee compensation expense determined under fair-value-based method for all rewards, net of tax	(969)	--
Pro forma net profit (loss)	$(846)	$29

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model are as follows:

Risk-free interest rate	2.8%	-
Expected life of the options	5 years	-
Expected volatility	57.93%	-
Expected dividend yield	-	-

Additional information relating to stock options outstanding and exercisable at May 31, 2005 summarized by exercise price is as follows:

		Weighted
	Number of	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise	May 31,	Contractual	Exercise	May 31,	Exercise
Price	2005	Life	Price	2005	Price

$0.06 - $0.65	27,600,000	0.5 - 4.8 Year	$0.14	17,300,000	$0.17

On March 9, 2005, the Company entered into an employment agreement with Ms. Hartwick, retroactive to June 3, 2004, the date she became Chief Executive officer. The agreement provides for annual salary of $150,000 in cash, plus the grant of an option to purchase up to 15 million shares of our common stock at a price of $0.09 per share for a period of five years from the date of grant. The options were issued at the fair market value on the date of issuance as required by SFAS #123.

On March 9, 2005, the board of directors approved the compensation for Chairman of the Board $50,000 cash compensation per year, retroactive from October 1, 2004, when he became the Chairman of the Board, plus the grant of an option to purchase up to 5 million shares of our common stock at a price of $0.09 per share for a period of five years from the date of grant. The options were issued at the fair market value on the date of issuance as required by SFAS #123.

On March 9, 2005, the board of directors approved an option pool for each director excluding the Chairman of the Board and management director, to purchase up to 100,000 shares of our common stock at a price of 0.09 per share for a period of five years from the date of grant. The options were issued at the fair market value on the date of issuance as required by SFAS #123.

b) Warrants

As of May 31, 2005, there were 29,010,239 outstanding warrants to purchase 29,010,239 shares of common stock at $0.001 par value at $0.058 per share.

In connection with completion of a private placement of Hartcourt shares with PYR Management LLC, on March 6, 2001, the Company issued in total 4,000,000 of Class II warrants exercisable at $0.69375 per share of common stock and expired on January 26, 2005. The warrants were issued at fair value at the fair market value on the date of issuance. The value of the warrants is a direct offering expense and accordingly, has been charged to equity in 2001.

In connection with signing a private placement of Hartcourt shares with Enlight Corporation Ltd., on October 23, 2002, Hartcourt granted Enlight warrants to purchase 29,010,239 shares at the price doubling the trading price on the issuance date. The warrants expire on October 22, 2005. On March 11, 2004, Hartcourt have been informed by Enlight that all of its warrants will not be exercised unless a buy-out of Hartcourt (either by management or by third parties), should Hartcourt agree to extend the validity of the warrants until October 22, 2009.

NOTE 25   SEGMENT AND BUSINESS RELATED INFORMATION

The Company has only one reportable segment (computer hardware trading) for the five months period ended May 31, 2005 and 2004, as other segment of business are not material to the consolidated financial statements of the Company.

NOTE 26   RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the five months period ended May 31, 2005 presentation.

NOTE 27   RESTATEMENT

Subsequent to the issuance of the Company's financial statements for the year ended December 31, 2003, the Company determined that a certain transaction and presentation in the financial statements had not been accounted for properly in the Company's financial statements.

During the year ended December 31, 2003, the Company acquired four (4) Chinese companies located and operated in China. The Company has restated its financial statements based on the fair value of the (4) companies at the acquisition date. Thus, the adjusted carrying amount of the restated items affected the issued financial statements for the transition period ended May 31, 2005. As a result, the Company restated the financial statements for the five month period ended May 31, 2005.

The effect of the restatement is as follows:

BALANCE SHEET
As of May 31, 2005

	AS PREVIOUSLY REPORTED	AS RESTATED
NONCURRENT ASSETS	$$3,760,563	$$3,511,928
TOTAL ASSETS	$$17,413,927	$$17,165,292
TOTAL CURRENT LIABILITIES	$$9,244,754	$$11,246,310
MINORITY INTEREST	$$1,407,996	$$429,939
SHAREHOLDER’S DEFICIT
TOTAL SHAREHOLDERS’ EQUITY	$$6,761,177	$$5,489,043
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$17,413,927	$17,165,292

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTCOURT COMPANIES, INC.

By:	/s/ Victor Zhou
Chief Executive Officer

By:	/s/ Yungeng Hu
Chief Financial Officer & President

Date:   September 7, 2006